Exhibit 10.41

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of February 23, 2024, and made by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Pledgor”), having an address at 2014 Champions Gateway, Canton, OH 44708, Attn: General Counsel, in favor of HFAKOH001 LLC, a Delaware limited liability company, as pledgee (collectively, with its successors and assigns, “Pledgee”).

RECITALS

WHEREAS, Pledgee acquired from HOF Village Waterpark, LLC, a Delaware limited liability company (“Tenant”) that certain real property described in Exhibit C attached hereto and made a part hereof (the “Property”);

WHEREAS, Tenant is wholly-owned by Pledgor;

WHEREAS, contemporaneously with such acquisition, Pledgee entered into that certain Lease Agreement dated as of November 7, 2022, between Pledgee, as landlord, and Tenant, as tenant (as amended, restated, amended and restated, renewed, and otherwise modified from time to time, including, without limitation, by the Lease Amendment (as hereinafter defined), the “Ground Lease”), and Pledgee and Tenant are entering into that certain First Amendment to Lease Agreement to be dated as of the date hereof (the “Lease Amendment”);

WHEREAS, in connection with the Ground Lease, Pledgor delivered to Pledgee that certain Limited Recourse Carveout Guaranty dated as of November 7, 2022 (as amended, restated, amended and restated, renewed, and otherwise modified from time to time, the “Guaranty”) and that certain Pledge and Security Agreement dated as of November 7, 2022 (the “Stadium Pledge”) relating to all of the limited liability company interests in HOF Village Stadium, LLC, a Delaware limited liability company (“Mortgagor”);

WHEREAS, Pledgor, Sandlot Facilities, LLC (“HB Member”), Sandlot HOFV Canton SC, LLC, a Delaware limited liability company (“Pledged Entity”), entered into that certain Amended and Restated Limited Liability Company Agreement effective as of January 11, 2024 (as amended, restated, amended and restated, renewed, and otherwise modified from time to time, the “JV Agreement”);

WHEREAS, Pledged Entity owns that certain real property described in Exhibit D attached hereto and made a part hereof, together with all improvements thereon (the “Fields”);

WHEREAS, Pledgor is the sole owner of 20% of the Common Units (as defined in the JV Agreement) of Pledged Entity, and HB Member is the sole owner of the remaining 80% of the Common Units of Pledged Entity;

WHEREAS, as of the date hereof, no Management Incentive Units (as defined in the JV Agreement) in Pledged Entity have been granted or exist; and

WHEREAS, it is a condition precedent to the obligation of Pledgee to enter into the Ground Lease Amendment, that Pledgor shall have executed and delivered this Agreement to Pledgee.

NOW, THEREFORE, in consideration of Pledgee’s payment of $2,500,000 to Pledgor and to induce Pledgee to enter into the Lease Amendment, and for good and valuable other consideration, the receipt and sufficiency of which are acknowledged and agreed, Pledgor hereby agrees with Pledgee as follows:

1. Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Agreement” means this Pledge and Security Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Business Day” means any day other than Saturday, Sunday or any federal legal holiday in the jurisdiction in which the Property is located.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” means the Pledged Company Interests, the other property, rights, and interests described in Section 2 below, and all Proceeds of the foregoing.

“Guaranty Documents” means, collectively, this Agreement, the Guaranty, the Stadium Pledge, and all other instruments, agreements, and other documents entered into in connection herewith and therewith (including, without limitation, that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 27, 2022, and recorded as of December 29, 2022, as Instrument No. 202212290053025 with the Stark County, Ohio Recorder (as amended from time to time, the “Mortgage”)).

“Guaranteed Obligations” means (i) the “Obligations” as defined in the Guaranty, (ii) the full and prompt payment of all Base Rent (as defined in the Ground Lease), additional Rent (as defined in the Ground Lease) and all other sums and charges of every type and nature payable by Tenant under the Ground Lease, whether due by acceleration or otherwise, including costs and expenses of collection (collectively, the “Monetary Obligations”), (iii) the full, timely and complete performance of all covenants, terms, conditions, obligations, indemnities and agreements to be performed by Tenant under the Ground Lease, including any indemnities or other obligations of Tenant that survive the expiration or earlier termination of the Ground Lease, and (iv) the full, timely and complete performance of all covenants, terms, conditions, obligations, indemnities and agreements to be performed by Pledgor and Mortgagor under the Guaranty Documents, including any indemnities or other obligations of Pledgor and Mortgagor that survive the expiration or earlier termination of the Guaranty Documents.

“Pledgee” has the meaning ascribed to such term in the introductory paragraph.

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“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien, charge, assignment of leasehold interest and/or rents, encumbrance, hypothecation, preference, assignment, claim, option, easement, lease, sublease, attachment, conditional sales agreement, preemptive right, right of first refusal, right of first offer, option, covenant, condition, restriction, reciprocal easement agreement, declaration, security interest or other right, whether voluntarily incurred or arising by operation of law, and any agreement to give or enter into any of the foregoing, including without limitation any construction, mechanic’s, supplier’s, vendor’s, or materialmen’s lien, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement, in each event whether affecting Pledgor, Pledged Entity, the Property, or any portion thereof or any interest therein, or any direct or indirect interest in Pledged Entity or Pledgor.

“Person” means any person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, any other public body or other organization or association.

“Pledged Company Interests” means the limited liability company interests in Pledged Entity described on Schedule 1 attached hereto, together with all certificates, options or rights of any nature whatsoever which may be issued or granted to Pledgor by Pledged Entity while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Company Interests, collections thereon or distributions with respect thereto.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Stadium” means that certain real property and improvements known as the “Hall of Fame Stadium” located at 1835 Harrison Avenue NW, Canton, Ohio.

Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Ground Lease. All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The exhibits and schedules attached hereto, together with the recitals set forth above, are hereby incorporated as if fully set forth herein.

2. Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Pledgee, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, a first priority security interest in all of Pledgor’s right, title and interest to the following:

1.	all Pledged Company Interests;

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2.	all securities, moneys or property representing dividends or interest on any of the Pledged Company Interests, or representing a distribution in respect of the Pledged Company Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Company Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;

3.	all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Company Interests and any other Collateral;

4.	all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and

5.	all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the Code, constituting or relating to the foregoing).

3. Representations and Warranties. Pledgor represents and warrants as of the date hereof that:

(a) No authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or Pledged Entity) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by the Pledgor of any of the Collateral to Pledgee or the subsequent transfer thereof by Pledgee pursuant to the terms hereof;

(b) All of the Pledged Company Interests have been duly authorized and are validly issued;

(c) The Pledged Company Interests, in each case constitute all the Pledgor’s and Pledgor’s affiliates’ interests in the issued and outstanding limited liability company interests in Pledged Entity;

(d) No Management Incentive Units in Pledged Entity have been granted or exist;

(e) Pledgor is the record and beneficial owner of, and has good title to, the Pledged Company Interests in each case free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement and the Pledged Company Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement);

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(f) Upon the execution and delivery of this Agreement, Pledgee obtaining and maintaining possession of the Pledged Company Interests in the State of New York and the filing of a UCC-1 financing statement referred to in Section 10 which adequately describes the Collateral with the Delaware Secretary of State, all steps necessary to create and perfect the security interest created by this Agreement will have been taken and the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Company Interests and related Proceeds, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Company Interests and related Proceeds from Pledgor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, as well as to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g) The principal place of business and chief executive office of Pledgor is, and for the entire existence of Pledgor, has been, located at the address set forth in the first paragraph hereof;

(h) The exact name of Pledgor is stated on the first page hereof;

(i) Pledgor is organized and in good standing under the laws of the State indicated after the name of Pledgor stated on the first page hereof (as applicable);

(j) Pledged Entity is the record and beneficial holder of subleasehold interest in, and has good subleasehold title to the Fields in each case free of any and all Liens or options in favor of, or claims of, any other Person;

(k) The only two Members of Pledged Entity are HB Member and Pledgor;

(l) Pledged Entity has a valid subleasehold interest in the Property pursuant to that certain Project Lease dated as of February 26, 2016, as assigned to Pledged Entity pursuant to that certain Lease Assignment and Assumption Agreement dated as of January 11, 2024 (the “Sublease”), by and between Stark County Port Authority, a body corporate and politic and a port authority duly organized and validly existing under the laws of the State of Ohio (“Sublandlord”) and the Pledged Entity. A true, correct, and complete copy of the Sublease is attached hereto as Exhibit E. Sublandlord has a valid leasehold interest in the Property pursuant to that certain Ground Lease dated as of February 26, 2016 (the “Prime Lease”, and together with the Sublease, collectively, the “Leases”), by and between Canton City School District, acting by and through its Board of Education (“Prime Landlord”) and the Sublandlord. A true, correct, and complete copy of the Prime Lease is attached hereto as Exhibit F. The Leases have not been amended, nor has Pledged Entity granted any consent to any amendments or other modifications to the Leases, except as expressly set forth in Exhibit E and Exhibit F. The Sublease has been duly executed, is in full force and effect, and constitutes the entire agreement between the Pledged Entity and Sublandlord with respect to the Sublease. The Sublease constitutes the legal, valid and binding obligation of the Pledged Entity and Sublandlord, enforceable against the Pledged Entity and Sublandlord in accordance with its terms. There are no other promises, agreements, understandings or commitments between the Pledged Entity and Sublandlord relating to the Property, and the Pledged Entity has not given Sublandlord any notice of termination under the Sublease;

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(m) The Pledged Entity is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Sublandlord performed thereon pursuant to the terms and provisions of the Sublease, and the Property is in compliance with the Sublease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to the Pledged Entity from Sublandlord under the Sublease;

(n) The current base rent under the Sublease is $2,625.00 per quarter, payable in advance on the first business day of each January, April, July and October, subject to any escalation and/or additional rent charges provided in the Sublease, and such base rent is current as of the date hereof;

(o) No deposits, including security deposits, or prepayments of rent have been made in connection with the Sublease, and none of the rent has been paid more than one (1) quarter in advance;

(p) The term of the Sublease commenced on February 26, 2016, and expires on the earlier of January 31, 2056 or the date of the termination of the Project Lease pursuant to Article IX of the Project Lease;

(q) No certificates representing the limited liability company interests, Units, Pledged Company Interests, or other equity interests in Pledged Entity have been issued or exist; and

(r) No party under the Leases has declared or otherwise delivered any notice of default under the Leases, and Pledgor does not have any knowledge of the existence of any event which, with the giving of notice, the passage of time, or both, would constitute a default by any party under the Leases. To Pledgor’s knowledge, there are no offsets, counterclaims, defenses, deductions or credits whatsoever with respect to the Leases, or the rents or other charges due thereunder. All monetary obligations due under the Leases to date have been fully and currently paid. No controversy presently exists between the parties under the Leases, including any litigation or arbitration with respect to the Leases or the property subject thereto. Pledged Entity has not given to the Sublandlord, or received from Sublandlord, any notice of termination with respect to the Sublease.

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4. Covenants. Pledgor covenants and agrees with Pledgee that, from and after the date of this Agreement until the Guaranteed Obligations are paid and performed in full (exclusive of any indemnification or other obligations which are expressly stated in any of the Guaranty Documents to survive satisfaction of the Guaranteed Obligations):

(a) If Pledgor shall, as a result of its ownership of the Pledged Company Interests, become entitled to receive or shall receive any stock certificate or limited partnership or regular limited liability company interest or Units certificate, as applicable (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Company Interests, or otherwise in respect thereof, Pledgor shall accept the same as Pledgee’s agent, hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee, if required, together with an undated stock, regular limited liability company or limited partnership interest power covering such certificate duly executed in blank and with, if Pledgee so requests, signature guaranteed, to be held by Pledgee hereunder as additional security for the Guaranteed Obligations. Any sums paid upon or in respect of the Pledged Company Interests upon the liquidation or dissolution of Pledged Entity shall be paid over to Pledgee to be held by it hereunder as additional security for the Guaranteed Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Company Interests or any property shall be distributed upon or with respect to the Pledged Company Interests pursuant to the recapitalization or reclassification of the capital of Pledged Entity or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it, subject to the terms hereof, as additional security for the Guaranteed Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Company Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Pledgee, hold such money or property in trust for Pledgee, segregated from other funds of Pledgor, as additional security for the Guaranteed Obligations.

(b) Without the prior written consent of Pledgee, Pledgor shall not, directly or indirectly: (i) vote to enable, or take any other action to permit, Pledged Entity to issue any limited liability company interests, Common Units, or to issue any other securities convertible into or granting the right to purchase or exchange for any limited liability company interests or Common Units, in Pledged Entity, or (ii) sell, assign, transfer, encumber, exchange or otherwise dispose of, or grant any option with respect to (except in connection with a transaction that would involve a concurrent repayment of the Guaranteed Obligations), the Collateral, the Pledged Entity, the Fields, and/or the Stadium, (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, the Pledged Entity, the Fields, and/or the Stadium, or any interest in any of the foregoing, except for any Lien created or permitted hereby, (iv) cause, permit, or suffer any default under the documents governing Pledged Entity’s interest in the Fields (it being understood and agreed that Pledgor shall cause Pledged Entity to comply with such documents such that they remain in full force and effect for the term of this Agreement), (v) cause or permit any alteration to the Stadium or the Fields that would reduce the value of the Stadium or the Fields, (vi) cause or permit the demolition of the Stadium or the Fields, or (vii) permit the Pledged Entity to obtain indebtedness of any kind, or be subject to any lien, pledge, or grant of indebtedness of any kind. Pledgor shall defend the right, title and interest of Pledgee in and to the Collateral and the Fields against the claims and demands of all Persons whomsoever.

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(c) At any time and from time to time, upon the written request of Pledgee, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, filing UCC financing or continuation statements. Pledgor hereby authorizes Pledgee to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Collateral pursuant to this Agreement.

(d) To the extent that Pledgor has a consent right under the JV Agreement or Managing Member otherwise requests Pledgor’s consent, Pledgor shall not consent to any amendment or other modification of the JV Agreement.

(e) Pledgor will furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Company Interests and such other reports in connection with the Pledged Company Interests as Pledgee may reasonably request, all in reasonable detail.

(f) Pledgor will not, unless (i) it shall have given ten (10) Business Days’ prior written notice to such effect to Pledgee and (ii) all action necessary or advisable, in Pledgee’s opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Company Interests shall have been taken, (A) change the location of its chief executive office or principal place of business from that specified in Section 3(g), or (B) change its name or status as a limited liability company, or (C) reorganize or reincorporate under the laws of another jurisdiction.

(g) Pledgor shall pay and save Pledgee harmless from, any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto, that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Guaranty, or any other Guaranty Documents, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h) Pledgor shall deliver to Pledgee copies of each formal notice or similar communication given to Pledgee under the JV Agreement (expressly including, without limitation, all notices regarding capital calls and notices relating to the preemptive rights provisions of Section 3.5 of the JV Agreement), within three (3) business days after receipt thereof, at c/o Blue Owl Real Estate Capital LLC, 30 North LaSalle Street, Suite 4140, Chicago, IL 60602, Attention: Asset Management & Kyle Wilson, Email: RealEstateAM@blueowl.com and kyle.wilson@blueowl.com, or such address as Pledgee may provide by notice to Pledgor, which shall be deemed received (i) if delivered personally, upon receipt, (ii) if delivered by reputable overnight courier, on the next business day, or (iii) if delivered by e-mail, upon sending.

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(i) Pledgor shall not consent to, grant, execute, or deliver any control agreement (including, without limitation, any issuer control agreement, deposit control agreement, or securities account control agreement) with respect to the Pledged Company Interests.

5. Intentionally Omitted.

6. Cash Dividends; Voting Rights. Subject to the terms of this Agreement and the other Guaranty Documents, unless an Event of Default (hereinafter defined) shall have occurred and be continuing, Pledgor shall be permitted to receive (and further distribute) all limited liability company interest, Common Unit, and cash distributions paid or distributed in the normal course of business of Pledged Entity, as applicable, and to exercise all voting and limited liability company interests and Common Units, provided that no vote shall be cast or right exercised or other action taken which, violates the express terms of any provision of the Guaranty or any other Guaranty Documents. As used herein, an “Event of Default” shall mean an “Event of Default” as defined in the Ground Lease, a default under any of the Guaranty Documents, or a default under this Agreement.

7. Rights of Pledgee.

(a) If an Event of Default shall occur and be continuing, Pledgee shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Company Interests and make application thereof to the Guaranteed Obligations, in such order as Pledgee, in its sole discretion, may elect, in accordance with the Guaranty Documents. If an Event of Default shall occur and be continuing, then all such Pledged Company Interests at Pledgee’s option, shall be registered in the name of Pledgee or its nominee (if not already so registered), and Pledgee or its nominee may thereafter exercise: (i) all voting and all regular limited liability company and other rights pertaining to the Pledged Company Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Company Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Pledged Entity, or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to such Pledged Company Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Company Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Pledgee shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of Pledgee under this Agreement shall not be conditioned or contingent upon the pursuit by Pledgee of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. Pledgee shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

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(c) Upon the satisfaction in full of the Guaranteed Obligations and payment of all amounts owed under the Guaranty Documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Guaranty Documents to survive the satisfaction of the Guaranteed Obligations).

(d) Pledgor also authorizes Pledgee, at any time and from time to time, to execute, in connection with the sale provided for in Sections 8 or 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) The powers conferred on Pledgee hereunder are solely to protect Pledgee’s interest in the Collateral and shall not impose any duty upon Pledgee to exercise any such powers. Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Pledgee nor any of its officers, directors, or employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f) If Pledgor fails to perform or comply with any of its agreements contained herein, and Pledgee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Pledgee incurred in connection with such performance or compliance, together with interest at the Default Rate (as defined in the Ground Lease) if such expenses are not paid on demand, shall be payable by Pledgor to Pledgee on demand and shall constitute obligations secured hereby.

8. Remedies. If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Guaranteed Obligations:

(a) all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Pledgee were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b) Pledgee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral; and/or

(c) Pledgee in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

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Without limiting the generality of the foregoing, Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, Pledged Entity, or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Pledgee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Pledgee shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released to the extent permitted by applicable law. Pledgee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all actual and reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Pledgee hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Guaranteed Obligations, in such order as Pledgee may elect, and only after such application and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Pledgee account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Pledgee arising out of the exercise by Pledgee of any of its rights hereunder, except for any claims, damages and demands it may have against Pledgee arising from any violations by Pledgee under Article 9 of the Code or the willful misconduct or gross negligence of Pledgee or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least sixty (60) days before such sale or other disposition.

(d) The rights, powers, privileges and remedies of Pledgee under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Pledgee at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Pledgee hereunder.

9. Private Sales.

(a) Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all of the Pledged Company Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Pledgee shall be under no obligation to delay a sale of any of the Pledged Company Interests for the period of time necessary to permit Pledged Entity or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Pledged Entity or Pledgor would agree to do so.

11	Pledge and Security Agreement

(b) Pledgor shall use all commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Company Interests pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Guaranty Documents or the defense that Pledgee has not complied with its obligations expressly set forth herein, any other applicable law, or any applicable provision of the Code.

(c) Pledgee shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Guaranteed Obligations, even if Pledgee accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Pledgee has acted in a commercially reasonable manner and has conducted such private sale in accordance with the Code, and other applicable law.

(d) The Code states that Pledgee is able to purchase the Pledged Company Interests only if they are sold at a public sale. Pledgee has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933. The Code permits Pledgor to agree on the standards for determining whether Pledgee has complied with its obligations under Article 9. Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to Pledgee’s purchase of the Pledged Company Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a "public" sale for purposes of the Code; (ii) will be considered commercially reasonable notwithstanding that the Pledgee, has not registered or sought to register the Pledged Company Interests under the Securities Laws, even if Pledgor or Pledged Entity agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Pledgee purchases the Pledged Company Interests at such a sale.

12	Pledge and Security Agreement

(e) Pledgor agrees that Pledgee shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Company Interests sold by Pledgee pursuant to this Agreement. Pledgee, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Pledgee’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i) Pledgee conducts the foreclosure sale in the State of New York,

(ii) The foreclosure sale is conducted in accordance with the laws of the State of New York,

(iii) Not more than seventy-five (75) days before, and not less than sixty (60) days in advance of the foreclosure sale, Pledgee notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv) The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.,

(v) The notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or such other newspaper widely circulated in New York, New York) and one (1) other newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale, and

(vi) Pledgee sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

(f) Pledgee shall not incur any liability as a result of the sale of any Collateral undertaken in accordance with the provisions hereof and the Code, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Guaranteed Obligations, even if Pledgee accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Pledgee has acted in a commercially reasonable manner in conducting such private sale in accordance with the Code, other applicable law and the provisions hereof.

13	Pledge and Security Agreement

10. Financing Statements; Other Documents. On the date hereof, Pledgor hereby authorizes Pledgee to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Pledgee may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, Pledgor hereby authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name Pledgor as debtor and Pledgee as secured party and that cover all personal property or all assets of Pledgor. Pledgor hereby ratifies the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof.

11. Attorney-in-Fact. During the continuance of an Event of Default, without limiting any rights or powers granted by this Agreement to Pledgee, Pledgee is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Pledgee may deem necessary or advisable to accomplish the purposes hereof including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee, with respect to any of the Collateral; and

(d) to execute, in connection with the sale provided for in Section 9 or 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

If so requested by Pledgee, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Pledgee at the Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

12. Strict Foreclosure.

(a) Pledgee may, but shall have no obligation to, in its sole and absolute discretion, either negotiate an agreement (“Strict Foreclosure Agreement”) with Pledgor, or make a written proposal (“Strict Foreclosure Proposal”) to Pledgor, to retain the Collateral in full or partial satisfaction of the Guaranteed Obligations in accordance with the procedures specified in Section 9-620 of the Code.

(b) In the case of a Strict Foreclosure Proposal, Pledgor shall, within sixty (60) days of Pledgor’s receipt of the Strict Foreclosure Proposal, indicate Pledgor’s (i) acceptance or rejection of such Strict Foreclosure Proposal and (ii) waiver of any right to redeem the Collateral pursuant to Section 9-624(c) of the Code (“UCC Waiver”). Pledgor’s indication of acceptance of a Strict Foreclosure Proposal shall be made by delivering a notice in a form substantially identical to the form attached hereto as Exhibit B.

14	Pledge and Security Agreement

(c) Pledgee shall notify any guarantor, any other creditor with perfected lien rights in the Collateral, and any other Person entitled to notice under Section 9-621 of the Code (“Interested Parties”) of any Strict Foreclosure Agreement or Strict Foreclosure Proposal.

(d) If Pledgee fails to receive (i) Pledgor’s acceptance of a Strict Foreclosure Proposal and UCC Waiver or (ii) acknowledgements from all Interested Parties of acceptance of the Strict Foreclosure Agreement or the Strict Foreclosure Proposal, as applicable) and their respective UCC Waivers, within ten (10) Business Days of receipt of the notice periods specified in subsections (b) and (c) above (collectively the “Notice Period”), then Pledgor, or such other Interested Party, as applicable, shall be deemed to have objected to the Strict Foreclosure Agreement or the Strict Foreclosure Proposal, as applicable.

(e) Notwithstanding the acceptance of either a Strict Foreclosure Agreement or a Strict Foreclosure Proposal by Pledgor and each Interested Party within the applicable Notice Period, Pledgor and Pledgee shall not be required to consummate such transfer of the Collateral unless and until (i) twenty (20) days have elapsed after the delivery of such acceptance and, (ii) any Interested Party shall have not paid and satisfied the Guaranteed Obligations in full within such twenty (20) day period as contemplated under Section 9-623 of the Code (a “Redemption”). If a Redemption is consummated, Pledgor’s acceptance shall be deemed to have been revoked with the consent of Pledgee.

(f) If all the conditions specified in subsections (a) through (e) of this Section 12 have been satisfied, Pledgor and Pledged Entity shall fully cooperate, at their sole expense, in all matters deemed reasonably necessary by Pledgee to effect such transfer of ownership on the records of Pledged Entity in accordance with any applicable requirements of the operating agreement of Pledged Entity and/or the Guaranty Documents. Such cooperation shall include using Pledgor’s commercially reasonable efforts to assist Pledgee in obtaining any necessary review, approvals and other administrative action from Pledged Entity, any applicable rating agencies, and any other Person. Such assistance shall include at Pledgee’s request (given with reasonable advance notice by Pledgee) (i) attending meetings with, and providing applicable financial and operational documents and materials to, such third parties, and (ii) providing such assurances and executing such documentation as is reasonably required by such third parties or Pledgee to effect such transfer and which, in each case, is customarily provided in connection with such a Strict Foreclosure Agreement or an accepted Strict Foreclosure Proposal.

13. Springing Provisions on Certification. In the event that certificates representing the limited liability company interests, Units (as defined in the JV Agreement), other equity interests, or Pledged Company Interests in the Pledged Entity are issued, then (a) the provisions set forth in Exhibit H hereto shall automatically and immediately become effective, and (b) promptly upon the receipt of Pledgor of any such certificate(s), (i) Pledgor shall deliver to Pledgee such certificate(s), and (ii) Pledgor shall deliver a duly executed, undated stock power (or equivalent document or instrument with respect to a certificated limited liability company interest) covering each such certificate(s), duly executed in blank, and a duly executed Ownership Transfer Power in blank substantially in the form attached as Exhibit G hereto (with appropriate modifications based on the type of certificate so issued).

15	Pledge and Security Agreement

14. Miscellaneous.

(a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c) No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument pursuant to Section 14(e)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(d) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Pledgee and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder.

(e) Notices. All notices or other written communications hereunder shall be made in accordance with Section 8 of the Guaranty.

(f) GOVERNING LAW; VENUE; JURISDICTION.

1. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE GUARANTY AND THE OTHER GUARANTY DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL GUARANTY DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER GUARANTY DOCUMENTS, AND THIS AGREEMENT AND THE OTHER GUARANTY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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2. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST PLEDGEE OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER GUARANTY DOCUMENTS MAY AT PLEDGEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND PLEDGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT:

IRG REALTY ADVISORS, LLC

ONE WEST AVENUE, SUITE #220

LARCHMONT, NEW YORK 10538

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK, PROVIDED THAT PLEDGEE PROVIDES PARALLEL NOTICE TO:

HOF VILLAGE NEWCO, LLC

2014 CHAMPIONS GATEWAY

CANTON, OHIO 44708

ATTENTION: PRESIDENT AND CHIEFE EXECUTIVE OFFICER

ATTENTION: GENERAL COUNSEL AND SECRETARY

PLEDGOR (I) SHALL GIVE PROMPT NOTICE TO PLEDGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF PLEDGEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PLEDGOR IN ANY OTHER JURISDICTION. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

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(g) Agents. Pledgee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(h) Irrevocable Authorization and Instruction to Pledged Entity. Pledgor hereby authorizes and instructs Pledged Entity, and any servicer of the transactions evidenced by the Ground Lease, Guaranty, or other Guaranty Documents to comply with any instruction received by it from Pledgee in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement and the other Guaranty Documents, without any other or further instructions from Pledgor, and Pledgor agrees that Pledged Entity, and any servicer shall be fully protected in so complying.

(i) Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(j) WAIVER OF JURY TRIAL, DAMAGES. PLEDGOR AND PLEDGEE EACH HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY DEALINGS BETWEEN PLEDGOR AND PLEDGEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND PLEDGEE EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO PLEDGEE TO ENTER INTO A BUSINESS RELATIONSHIP WITH PLEDGOR. PLEDGOR REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIVER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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18	Pledge and Security Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

[Signatures continue on next page]

S-1	Pledge and Security Agreement

PLEDGEE:

HFAKOH001 LLC,
a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

[Signatures continue on next page]

S-2	Pledge and Security Agreement

CONSENTED AND AGREED TO BY:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President & Chief Executive Officer

[end of signatures]

S-3	Pledge and Security Agreement

SCHEDULE 1

DESCRIPTION OF PLEDGED COMPANY INTERESTS

Issuer/Pledged Entity	Owner	Class of Stock/Limited Liability Company Interests/Partnership	Certificate No.	No. of Shares/% of Ownership
Sandlot HOFV Canton SC, LLC	HOF Village Newco, LLC	Common Units	N/A	200 Common Units (being 20% of the total Common Units in Pledged Entity)

Sch.-1	Pledge and Security Agreement

EXHIBIT A

Intentionally Omitted

A-1	Pledge and Security Agreement

EXHIBIT B

[Form of Acceptance of Pledgee’s Proposal under Section 12 of the Pledge Agreement]

___________ __, _______

HFAKOH001 LLC
c/o Blue Owl Real Estate Capital LLC

30 North LaSalle Street, Suite 4140

Chicago, IL 60602

Attention: Asset Management

Ladies and Gentlemen:

This letter agreement and waiver is being delivered by the undersigned (“Pledgor”) to HFAKOH001 LLC, a Delaware limited liability company (“Pledgee”) in connection with that certain Pledge and Security Agreement dated as of February ___, 2024 (the “Pledge Agreement”), by Pledgor in favor of Pledgee. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings specified in the Pledge Agreement.

1. As contemplated by Section 12 of the Pledge Agreement, Pledgor hereby accepts Pledgee’s Strict Foreclosure Proposal to retain all right, title and interest in and to the Collateral, and agrees to ratify such retention at the direction of Pledgee in accordance with such Section 12 and the other applicable provisions of the Guaranty Documents.

2. This acceptance is irrevocable and unconditional, subject, however, to the terms of Paragraph 5 below.

3. All of the Interested Parties acknowledge and consent to the acceptance and agreements set forth in Paragraph 1 and Paragraph 2 hereof.

4. In accordance with Section 9-624(c) of the Code, Pledged Entity and each Interested Party, hereby waives, effective as of the date hereof, all of its rights under the Code with respect to the Guaranty, the Ground Lease, the Pledge Agreement and the Collateral, if any, including any rights described in Section 9-623 of the Code, in each case to the fullest extent such rights may be waived in accordance with the Code (“UCC Waiver”).

5. Notwithstanding the acceptance and UCC Waiver, Pledgor and Pledgee shall not be required to consummate such retention by Pledgee unless and until (a) thirty (30) days have elapsed after the delivery of such acceptance, and (b) none of the Interested Parties have caused the entire Guaranteed Obligations to be paid and satisfied in full within such twenty day period (a “Redemption”), and, if a Redemption is consummated pursuant to the terms of the Guaranty Documents and in accordance with applicable law, Pledgor’s acceptance shall be deemed to have been revoked with the consent of Pledgee.

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B-1	Pledge and Security Agreement

Very truly yours,

PLEDGOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Sandlot HOFV Canton SC, LLC,
a Delaware limited liability company

By:
Name:
Title:

B-2	Pledge and Security Agreement

EXHIBIT C

Property

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

C-1	Pledge and Security Agreement

EXHIBIT D

Fields Legal Description

Situated in the City of Canton, County of Stark and State of Ohio:

And known as being a part of Out Lots No. 706 and 535 in the City of Canton as recorded in a Dedication Plat recorded in Plat Book Volume 31, Page 77 of Stark County Plat Records, also known as being part of parcels now or formerly owned by Canton CSD (Parcel 28-0033) and (Parcel 28-0017) as recorded in Volume 1893, Page 534 of Stark County Records and bounded and described as follows:

Commencing at the intersection of centerline of Clarendon Avenue, varies in width, and the centerline of 17th Street, 50 feet wide;

Thence South 88 degrees 02 minutes 18 seconds East, along said centerline of 17th Street, a distance of 50.38 feet to a point thereon;

Thence South 01 degrees 57 minutes 42 seconds West, a distance of 25.00 feet to a point on a Southerly line of 17th Street, said point also being the place of beginning of the land herein to be described:

Thence South 88 degrees 02 minutes 18 seconds East, along said southerly line of 17th Street, a distance of 1270.91 feet to a point on a Westerly line of 1-77, varies in width, as recorded in a ODOT STA.-8-11.17 Plat in Plat Book Volume 32, Page 202 of Stark County Plat Records;

Thence South 37 degrees 22 minutes 38 seconds East, along said Westerly line of I-77, a distance of 39.25 feet to a point thereon;

Thence South 09 degrees 05 minutes 30 seconds West, continuing along Westerly line of I-77, a distance of 225.00 feet to a point thereon;

Thence South 14 degrees 52 minutes 09 seconds West, continuing along Westerly line of I-77, a distance of 597.90 feet to a point on a Northerly line of Helen Place, 50 feet wide;

Thence North 88 degrees 05 minutes 51 seconds West, along said Northerly line of Helen Place, a distance of 1127.58 feet to a point of curvature;

Thence Northwesterly along the arc of a curve deflecting to the right. 31.27 feet, said arc having a radius of 20.00 feet and a chord which bears North 43 degrees 18 minutes 32 seconds West, a distance of 28.18 feet to a point on the Easterly line of Clarendon Avenue;

Thence North 01 degrees 28 minutes 47 seconds East, along said Easterly line of Clarendon Avenue, a distance of 797.60 feet to a point of curvature;

Thence Northeasterly along the arc of a curve deflecting to the right, 31.58 feet, said arc having a radius of 20.00 feet and a chord which bears North 46 degrees 43 minutes 15 seconds East, a distance of 28.40 feet to the place of beginning of the land herein described.

Containing 23.8650 Acres, 1,039,558 Square feet of land.

D-1	Pledge and Security Agreement

EXHIBIT E

Sublease

[See attached]

E-1	Pledge and Security Agreement

EXHIBIT F

Prime Lease

[See attached]

F-1	Pledge and Security Agreement

EXHIBIT G

Intentionally Omitted

G-1	Pledge and Security Agreement

EXHIBIT H

Springing Provisions if Pledged Company Interests Certificated

(a)(i) All of the Pledged Company Interests are issued in the form of “certificated securities” within the meaning of Article 8 of the Code, including Section 8-102 thereof) (whether or not qualifying as investment property) (collectively, “Certificated Securities”), and Pledgor has delivered to Pledgee all Certificated Securities constituting the Pledged Company Interests, duly indorsed in blank within the meaning of the Code, and each of such Certificated Securities have been in the physical possession of Pledgor (or an agent or representative thereof) at all times prior to such delivery to Pledgee. Pledgor covenants and agrees that (i) it shall not permit Pledged Entity to convert existing equity interests, or issue new equity interests, other than as Certificated Securities, (ii) such Pledged Company Interests are and shall continue to be evidenced by one (1) certificate issued to Pledgor, (iii) each such certificate has been validly issued and is fully paid for, (iv) each such certificate represents and embodies all right, title and interest in and to the Pledged Company Interests, (v) each such certificate has not been modified or amended and remains in full force and effect, (vi) that ownership of each such certificate is registered in the respective books and records of the Pledged Entity in the name of Pledgor, subject only to the pledge thereof in favor of Pledgee, and (vii) this Agreement and the Acknowledgment of the Pledged Entity executed in connection hterewith is intended to, and shall, provide Pledgee with “control” over the Collateral within the meaning of Articles 8 and 9 of the Code. Notwithstanding the foregoing, Pledgor shall promptly notify Pledgee if any Pledged Company Interests (whether now owned or hereafter acquired by Pledgor) are not evidenced by a Certificated Security, and shall promptly thereafter take all actions required to perfect the security interest of Pledgee in such Pledged Company Interests under applicable law as required hereunder. Pledgor further agrees to take such additional actions as Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit Pledgee to exercise any of its rights and remedies hereunder and agrees to provide an opinion of counsel satisfactory to Pledgee with respect to any such pledge of equity interests which are not Certificated Securities promptly upon request of Pledgee.

(b) Notwithstanding the foregoing, to better assure the perfection of the security interest of Pledgee in the Pledged Company Interests concurrently with the execution and delivery of this Agreement, Pledgor shall cause Pledged Entity to execute the Acknowledgment in the form of Exhibit H-1 attached hereto, and send written instructions in the form of Exhibit H-2 hereto to each issuer thereof (an “Issuer”), and shall cause the Issuer to, and the Issuer shall, deliver to Pledgee the Confirmation Statement and Instruction Agreement in the form of Exhibit H-3 hereto pursuant to which the Issuer will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Pledgee in respect of the Pledged Company Interests without further consent of Pledgor or any other Person. Notwithstanding anything in this paragraph, neither the written instructions nor the Confirmation Statement and Instruction Agreement shall be construed as expanding the rights of Pledgee to give instructions with respect to the Collateral beyond such rights set forth in this Agreement.

H-1	Pledge and Security Agreement

(c) In addition, concurrently with the issuance of certificates representing the limited liability company interests, Units (as defined in the JV Agreement), other equity interests, or Pledged Company Interests in the Pledged Entity, Pledgor shall deliver (or cause to be delivered) the original certificate evidencing 100% of the limited liability company, Units, or other equity interests owned by Pledgor in Pledged Entity.

(d) Pledgor shall cause the limited liability company agreement of the Pledged Entity to contain the following provisions (and shall not amend the same during the term of the Lease, this Agreement, and/or Guaranty without Pledgee’s prior approval):

The Common Units in the Company shall be evidenced by certificates in the form attached hereto as Schedule B, and each such certificate shall be executed by the Member on behalf of the Company. On the date hereof, a certificate is being issued to HOF Village Newco, LLC, evidencing 20% of the Common Units in the Company. Each Common Unit in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions thereto as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The Company shall maintain books for the purpose of registering the transfer of Common Units. A transfer of Common Units requires delivery of an endorsed certificate. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of the Code, such provision of the Code shall control.

(e) Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities and property for its own account. Neither Pledgee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise

H-2	Pledge and Security Agreement

EXHIBIT H-1

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge and Security Agreement (the “Pledge Agreement”) dated as of February _____, 2024, by HOF Village Newco, LLC (“Pledgor”) in favor of HFAKOH001 LLC (“Pledgee”) and consents to Pledgor being bound thereby. The undersigned agrees to notify Pledgee promptly in writing of the occurrence of any of the events described in Section 4(a) of the Pledge Agreement. Initial capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pledge Agreement

The undersigned confirms, agrees and acknowledges that (i) all of the Pledged Company Interests in the undersigned is and shall continue to be “certificated securities” in registered form within the meaning of, and governed by, Article 8 of the Code, (ii) such Pledged Company Interests are and shall continue to be evidenced by one (1) certificate issued to Pledgor, as its sole member, (iii) that each such certificate has been validly issued and is fully paid for, (iv) that each such certificate represents and embodies all right, title and interest in and to the Pledged Company Interests, (v) that each such original certificate that has been physically delivered to Pledgee, was in the physical possession of Pledgor at all times prior to such delivery to Pledgee, and has been duly indorsed in blank within the meaning of the Code, (vi) that each such certificate has not been modified or amended and remains in full force and effect, (vii) that ownership of each such certificate is registered in the respective books and records of the undersigned in the name of Pledgor, subject only to the pledge thereof in favor of Pledgee, (viii) notwithstanding any provisions in the organizational documents of the undersigned, Pledgor is hereby authorized and permitted to pledge, assign and grant a security interest in the Collateral in favor of Pledgee pursuant to the Pledge Agreement, (ix) this Agreement and Acknowledgment is intended to, and shall, provide Pledgee with “control” over the Collateral within the meaning of Articles 8 and 9 of the Code, (x) it shall comply with all instructions relating to the Collateral originated by Pledgee without further authorization or consent from Pledgor, the intention of such covenant being to comply with Section 8-106(c)(2) of the Code, and (xi) no partnership interests (general or limited) in a partnership, membership interests in a limited liability company, shares or stock interests in a corporation, the beneficial ownership interests in a trust, or other equity interests other than those represented and evidenced by such certificates in the undersigned is valid or will be recognized by the undersigned.

Dated: _____________ __, 202__

PLEDGED ENTITY

Sandlot HOFV Canton SC, LLC, a Delaware limited liability company

By:
Name:
Title:

H-3	Pledge and Security Agreement

EXHIBIT H-2

[Form of Instruction to Register Pledge]

___________ __, 202__

To:	Sandlot HOFV Canton SC, LLC c/o Bolt Ventures I LLC

34 East 51st Street

New York, New York 10022
ATTN: [___________]

In accordance with the requirements of that certain Pledge and Security Agreement, dated as of February ___, 2024 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between HFAKOH001 LLC, a Delaware limited liability company (the “Pledgee”) and HOF Village Newco, LLC, a Delaware limited liability company (“Pledgor”) (initial defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement), you are hereby instructed to register the pledge of the following interests as follows:

The limited liability company interest of the undersigned in Sandlot HOFV Canton SC, LLC, a Delaware limited liability company (the “Issuer”) as listed on Schedule 1 to the Pledge Agreement including without limitation all of the following property now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest:

(a) all additional limited liability company interests, and Common Units of, or other equity interests in, the Issuer and options, warrants, and other rights hereafter acquired by Pledgor or its affiliates in respect of such limited liability company interests or other equity interests (whether in connection with any capital increase, recapitalization, reclassification, or reorganization of the Issuer or otherwise) (all such limited liability company interests and other equity interests, including those described on Schedule 1 to the Pledge Agreement, and all such options, warrants and other rights being hereinafter collectively referred to as the “Pledged Company Interests”);

(b) all certificates, instruments, or other writings representing or evidencing the Pledged Company Interests, and all accounts and general intangibles arising out of, or in connection with, the Pledged Company Interests;

(c) any and all moneys or property due and to become due to Pledgor or its affiliates now or in the future in respect of the Pledged Company Interests, or to which Pledgor may now or in the future be entitled to in its capacity as a member of the Issuer, whether by way of a dividend, distribution, return of capital, or otherwise;

H-4	Pledge and Security Agreement

(d) all other claims which Pledgor or its affiliates now have or may in the future acquire against the Issuer and its property;

(e) all rights of Pledgor under the Limited Liability Company Agreement (and all other agreements, if any, to which Pledgor is a party from time to time which relate to its ownership of the Pledged Company Interests), including, without limitation, all voting and consent rights of Pledgor arising thereunder or otherwise in connection with Pledgor’s ownership of the Pledged Company Interests; and

(f) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

You are hereby further authorized and instructed to execute and deliver to Pledgee a Confirmation Statement and Instruction Agreement, substantially in the form of Exhibit H-3 to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of Pledgee in respect of the Collateral without further consent of, or notice to, the undersigned. Notwithstanding anything in this paragraph, this instruction shall not be construed as expanding the rights of Pledgee to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

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H-5	Pledge and Security Agreement

Very truly yours,

PLEDGOR:

HOF VILLAGE NEWCO, llc,
a Delaware limited liability company

By:
Name:
Title:

H-6	Pledge and Security Agreement

EXHIBIT H-3

[Form of Confirmation Statement and Instruction Agreement]

___________ __, 202__

To:	HFAKOH001 LLC

c/o Blue Owl Real Estate Capital LLC

30 North LaSalle Street, Suite 4140

Chicago, IL 60602

Attention: Asset Management

Pursuant to the requirements of that certain Pledge and Security Agreement dated as of February ____, 2024 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between HFAKOH001 LLC, a Delaware limited liability company (the “Pledgee”) and HOF Village Newco, LLC, a Delaware limited liability company (“Pledgor”) (defined terms used herein as therein defined), this Confirmation Statement and Instruction Agreement relates to those limited liability company interests, together with all Common Units (collectively, the “Pledged Company Interests”), as further described in such Pledge Agreement, issued by Sandlot HOFV Canton SC, LLC, a Delaware limited liability company.

The Pledged Company Interests are not (i) “investment company securities” (within the meaning of Section 8-103 of the Uniform Commercial Code (the “Code”)) and (ii) dealt in or traded on securities exchanges or in securities markets. The Pledged Company Interest provides that it is a “security” (within the meaning of Sections 8-102(a)(15) and 8-103 of the Code).

For purposes of perfecting the security interest of Pledgee therein, the Issuer agrees as follows:

On the date hereof, the registered owner of 100% of the Pledged Company Interests (comprising 200 Common Units (being 20% of the Common Units in Pledged Entity)) is: Pledgor.

The registered pledgee of the Pledged Company Interests is: HFAKOH001 LLC, a Delaware limited liability company.

There are no liens of the Issuer on the Pledged Company Interests or any adverse claims thereto for which the Issuer has a duty under Section 8-403 of the Code. The Issuer has by book-entry registered the pledge of the Pledged Company Interests in the name of the registered pledgee on or before February ____, 2024. No other pledge is currently registered on the books and records of the Issuer with respect to the Pledged Company Interests.

Until the Guaranteed Obligations are paid and performed in full (exclusive of provisions which shall survive full payment), the Issuer agrees to: (i) comply with the instructions of Pledgee, without any further consent from Pledgor or any other Person, in respect of the Pledged Company Interests provided such instructions are in accordance with the Guaranty Documents; and (ii) disregard any request made by Pledgor or any other person which contravenes such instructions of Pledgee with respect to the Pledged Company Interests. Notwithstanding anything in this paragraph, this confirmation statement and Instruction Agreement shall not be construed as expanding the rights of Pledgee to give instructions with respect to the Collateral beyond such rights set forth in the Pledge Agreement.

H-7	Pledge and Security Agreement

Very truly yours,

Sandlot HOFV Canton SC, LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
Name:
Title:

H-8	Pledge and Security Agreement

EXHIBIT G

FORM OF OWNERSHIP TRANSFER POWER

OWNERSHIP TRANSFER POWER

FOR VALUE RECEIVED, HOF VILLAGE NEWCO, LLC, a Delaware limited liability company, hereby assigns, transfers and otherwise conveys unto ________________________, [all of its Common Units] in Sandlot HOFV Canton SC, LLC, a Delaware limited liability company (the “Company”), standing in the name of ________________________ on the books of the Company, evidenced by and within the [certificate of Interest] herewith, and hereby irrevocably constitutes and appoints ________________________ to transfer said interest on the books of the Company with full power of substitution in the premises.

Dated as of:	HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
Name:
Its:

G-1	Pledge and Security Agreement

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